RECEIVABLES PURCHASE AGREEMENT

   This Receivables Purchase Agreement is executed by and between Nordstrom, Inc., a Washington corporation ("Nordstrom") and Nordstrom Credit, Inc., a Colorado corporation and a wholly owned subsidiary of Nordstrom ("Credit").

   WHEREAS Credit is the owner and holder of certain amounts owing, from time to time, by a person or persons, including any guarantor thereof, under certain VISA accounts (I) owned by Nordstrom National Credit Bank as of July 31, 1996, other than VISA accounts which are 30 days or more delinquent on a contractual basis as of July 31, 1996, or (ii) originated y Nordstrom National Credit Bank during the period from the close of business on July 31, 1996 to the close of business on August 14, 1996, including in each case without limitation, amounts owing for the purchase of merchandise and services, periodic finance charges, cash advances and cash advance fees, access checks, annual cardholder fees, credit insurance premiums, late fees, overlimit fees, return check fees and all other fees and charges, and all monies due or to become due with respect to any of the foregoing and all proceeds (including "proceeds" as defined in the Uniform Commercial Code (the "UCC") of the State of Colorado) thereof, the aggregate amount of which as of July 31, 1996 was $208,462,983 (the "Receivables"); and

   WHEREAS Nordstrom desire to purchase from Credit, and Credit desires to sell to Nordstrom, the Receivables;

   NOW, THEREFORE, the parties hereto hereby agree as follows:

   1. Credit hereby sells, transfers, assigns and conveys to Nordstrom all of Credit's right, title and interest in and to the Receivables, and Nordstrom hereby purchases all of such right, title and interest in and to the Receivables for a purchase price of $208,462,983; and

   2. Credit agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Nordstrom more fully to effect the purposes of this Agreement, including, without limitation, a financing statement relating to the transfer of the Receivables pursuant to this Agreement under the provisions of the UCC of the State of Colorado and any other applicable state and any financing statements or continuation statements relating to the Receivables requested by Nordstrom for filing under the provisions of the UCC of the State of Colorado or any other applicable state.

   This Agreement shall be construed in accordance with the laws of the State of Colorado, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.





DATED this 14th day of August, 1996.

NORDSTROM, INC.,
a Washington corporation



By /s/ John A. Goesling
   ------------------------------
   John A. Goesling, Executive
   Vice President

NORDSTROM CREDIT, INC.
a Colorado corporation


By /s/ John A. Goesling
   ------------------------------
   John A. Goesling, Executive
   Vice President